EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of HEICO Corporation on Form S-3 of our report dated December 24, 1997, except for the matter described in the fourth paragraph of Note 13, as to which the date is January 27, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K/A, Amendment No. 1, of HEICO Corporation for the year ended October 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------------
Deloitte & Touche LLP
Certified Public Accountants


Miami, Florida
September 29, 1998